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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 20, 2000


                              LSI LOGIC CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       0-11674                 94-2712976
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                             1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035

          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 433-8000


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER EVENTS.

        On May 20, 2000, Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Diamond Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Registrant, DataPath Systems, Inc., a California corporation, ("DataPath") and certain individuals named therein pursuant to which Registrant will acquire DataPath (the "Merger"). Pursuant to the Merger, the Registrant will issue no more than 9,062,968 shares of its Common Stock for all of the outstanding capital stock and options to purchase capital stock of DataPath.

        The closing of the Merger is subject to a number of conditions, including (a) approval by the shareholders of DataPath and (b) the expiration or early termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976.

        The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 99.1.

        The information that is set forth in the Registrant's Press Release dated May 22, 2000, attached hereto as Exhibit 99.2, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

             99.1 Agreement and Plan of Reorganization dated May 20, 2000, among Registrant, Diamond Acquisition Corporation, DataPath Systems, Inc. and certain individuals named therein.

             99.2   Text of Press Release, dated as of May 22, 2000.



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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LSI LOGIC CORPORATION
                                       A Delaware Corporation

                                       Dated: May 24, 2000

                                       By:   /s/ R. Douglas Norby
                                          ------------------------------------
                                          R. Douglas Norby
                                          Executive Vice President, Finance and
                                          Chief Financial Officer



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                                  EXHIBIT INDEX

  Exhibit
  Number       Description
  ------       -----------
   99.1        Agreement and Plan of Reorganization dated May 20, 2000 among
               Registrant, Diamond Acquisition Corporation, DataPath Systems,
               Inc. and certain individuals named therein.

   99.2        Text of Press Release, dated May 22, 2000.





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